Offering Statement for
Caylent, Inc. (“Caylent”)

This document is generated by a website that is operated by NetCapital Systems, LLC ("Netcapital"), which is not a registered broker-dealer. Netcapital does not give investment advice, endorsement, analysis or recommendations with respect to any securities. All securities listed here are being offered by, and all information included in this document are the responsibility of, the applicable issuer of such securities. Netcapital has not taken any steps to verify the adequacy, accuracy or completeness of any information. Neither Netcapital nor any of its officers, directors, agents and employees makes any warranty, express or implied, of any kind whatsoever related to the adequacy, accuracy or completeness of any information in this document or the use of information in this document.

All Regulation CF offerings are conducted through Netcapital Funding Portal Inc. ("Portal"), an affiliate of Netcapital, and a FINRA/SEC registered funding-portal. For inquiries related to Regulation CF securities activity, contact Netcapital Funding Portal Inc.:

Paul Riss
paul@netcapital.com

Netcapital and Portal do not make investment recommendations and no communication, through this website or in any other medium, should be construed as a recommendation for any security offered on or off this investment platform. Equity crowdfunding investments in private placements, Regulation A, D and CF offerings, and start-up investments in particular are speculative and involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest in start-ups. Companies seeking startup investments through equity crowdfunding tend to be in earlier stages of development and their business model, products and services may not yet be fully developed, operational or tested in the public marketplace. There is no guarantee that the stated valuation and other terms are accurate or in agreement with the market or industry valuations. Additionally, investors may receive illiquid and/or restricted stock that may be subject to holding period requirements and/or liquidity concerns. In the most sensible investment strategy for start-up investing, start-ups should only be part of your overall investment portfolio. Further, the start-up portion of your portfolio may include a balanced portfolio of different start-ups. Investments in startups are highly illiquid and those investors who cannot hold an investment for the long term (at least 5-7 years) should not invest.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company’s control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The Company

  What is the name of the issuer?
  Caylent, Inc.

Eligibility

  The following are true for Caylent, Inc.:
    Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
    Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
    Not an investment company registered or required to be registered under the Investment Company Act of 1940.
    Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding. (For more information about these disqualifications, see Question 30 of this Question and Answer format).
    Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
    Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.
  Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?
  No.

Directors of the Company

  Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer. List all positions and offices with the issuer held and the period of time in which the director served in the position or office. List the employers, titles and dates of positions held during past three years with an indication of job responsibilities.

  Joseph La Torre

  Dates of Board Service
  08/2015 - Current
  Principal Occupation
  CEO
  Positions with Caylent, Inc.

  President and CEO

  Dates of Service
  08/2015 - Current
  Business Experience

  Caylent

  Principal Business
  Computer
  Title
  CEO
  Dates of Service
  08/2015 - Current
  Responsibilities

  Responsible for overall operations and management of the company.

  Zerofiber, LLC

  Principal Business
  Computer
  Title
  CEO
  Dates of Service
  04/2014 - 08/2015
  Responsibilities

  Responsible for overall operations and management of the company.

Officers of the Company

  Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer. List any prior positions and offices with the issuer and the period of time in which the officer served in the position or office. List any other employers, titles and dates of positions held during past three years with an indication of job responsibilities.

  Joseph La Torre

  Positions with Caylent, Inc.

  President and CEO

  Dates of Service
  08/2015 - Current
  Responsibilities

  Responsible for overall operations and management of the company.

  Business Experience

  Caylent

  Principal Business
  Computer
  Title
  CEO
  Dates of Service
  08/2015 - Current
  Responsibilities

  Responsible for overall operations and management of the company.

  Zerofiber, LLC

  Principal Business
  Computer
  Title
  CEO
  Dates of Service
  04/2014 - 08/2015
  Responsibilities

  Responsible for overall operations and management of the company.

  Stefan Thorpe

  Positions with Caylent, Inc.

  CTO

  Dates of Service
  09/2015 - Current
  Responsibilities

  Responsible for overall technical operations including software development, technology strategy, etc.

  Business Experience

  Caylent

  Principal Business
  Computer
  Title
  CTO
  Dates of Service
  09/2015 - Current
  Responsibilities

  Responsible for overall technical operations including software development, technology strategy, etc.

  Jcademy

  Principal Business
  Technology
  Title
  CTO
  Dates of Service
  01/2015 - 09/2015
  Responsibilities

  Responsible for overall technical operations including software development, technology strategy, etc.

  Stratus Results

  Principal Business
  Consulting
  Title
  Founder & Technical Architect
  Dates of Service
  06/2012 - 01/2015
  Responsibilities

  ► Deploy complex / hybrid public and private cloud systems on client site. ► Created use case strategies, and when necessary, help to create test strategies. ► Realized three diverse operational revenue channels together with medium term, direct strategic planning, development, implementation and maintenance of site logistics. ► Provided the shape of technological solutions across Unix systems. ► Provided leadership and direction to other members of staff. ► Analyzed software and configuration requirements and articulate specifications.

Principal Security Holders

  Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power. To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being “beneficially owned.” You should include an explanation of these circumstances in a footnote to the “Number of and Class of Securities Now Held.” To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

  Joseph La Torre

  Securities
  5,500,000
  Class
  Common Stock
  Voting Power
  55.3%

  Stefan Thorpe

  Securities
  2,153,625
  Class
  Common Stock
  Voting Power
  21.7%

Business and Anticipated Business Plan

  Describe in detail the business of the issuer and the anticipated business plan of the issuer.

  Caylent is a SaaS platform that lets software developers, DevOps, and systems engineers build, deploy, and manage containers inside highly available cloud environments.

  Containers are the fastest growing cloud-enabling technology. The container technology market is projected to grow from $762M in 2016 to $2.7B by 2020, a 40% CAGR over the next 5 years.

  As more businesses and enterprises shift workloads to the cloud and architect applications, containers and DevOps become first-rate citizens within the organization. Caylent is the bridge between legacy cloud management techniques and container-centric deployment practices that power modern software stacks.

  For additional information, please see attached BusinessPlan.pdf

Risk Factors

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

  Material factors that make an investment in Caylent, Inc. speculative or risky:

    There exists significant execution risk. If Caylent is unable to execute a successful go-to-market strategy, it may be unable to acquire customers cost effectively.

    Larger, more established, companies may introduce competitive products and services that could compete with Caylent.

    Caylent may unable to raise enough future capital. The market for early stage technology investments is cyclical and unpredictable.

    Like any early stage startup, Caylent may fail due to any number of reasons including excessive competition, incorrect business model, undeveloped market, etc.

The Offering

Caylent, Inc. (“Company”) is offering securities under Regulation CF, through NetCapital Funding Portal Inc. (“Portal”). Portal is a FINRA/SEC registered funding portal and will receive cash compensation equal to 4.9% of the value of the securities sold through Regulation CF. Investments made under Regulation CF involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest.

The Company plans to raise between $10,000 and $100,000 through an offering under Regulation CF. In the event the Company fails to reach their offering target of $10,000, any investments made under offering will be cancelled and the investment funds will be returned to the investor.

  What is the purpose of this offering?

  Caylent is seeking to raise a minimum of $25,000 and up to $100,000 to be used for working capital.

  If we exceed our target goal of $25,000 we will use the funds to:

  Scale existing marketing efforts including inbound marketing, conference and tradeshow presence, and also experiment with new channels and customer acquisition strategies.

  Our goal for Q3 and Q4 of 2017 is to begin monetizing our service by charging customers monthly recurring subscription fees for access to the Caylent platform. We will allocate some of the proceeds of this raise to build a payment and merchant processing system.

  How does the issuer intend to use the proceeds of this offering?
	If Target Offering Amount Sold	If Maximum Amount Sold
Total Proceeds	$10,000	$100,000
Less: Offering Expenses	$490	$4,900
Net Proceeds	$9,510	$95,100
Working Capital	$9,510	$95,100
Total Use of Net Proceeds	$9,510	$95,100
  How will the issuer complete the transaction and deliver securities to the investors?
  In entering into an agreement on the Netcapital Funding Portal to purchase securities, both investors and Caylent, Inc. must agree that a transfer agent, which keeps the records of all of our outstanding shares of Common Stock stock, will issue digital securities in the investor’s name (a paper stock certificate will not be printed). Similar to other online investment accounts, the transfer agent will give investors access to a web site to see the number of shares that they own in our company. These securities will be issued to investors after the deadline date for investing has passed, as long as the targeted offering amount has been reached. The transfer agent will record the issuance when we have received the purchase proceeds from the escrow agent who is holding your investment commitment.
  How can an investor cancel an investment commitment?
  You may cancel an investment commitment for any reason until 48 hours prior to the deadline identified in the offering by logging in to your account with Netcapital, browsing to the Investments screen, and click to cancel your investment commitment. Netcapital will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment. If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor’s investment commitment will be cancelled and the committed funds will be returned.

Ownership and Capital Structure

The Offering

  Describe the terms of the securities being offered.
  We are issuing shares of Common Stock stock at an offering price of $0.25 per share.
  Do the securities offered have voting rights?
  The shares of Common Stock stock are being issued with voting rights. However, so that the crowdfunding community has the opportunity to act together and cast a vote as a group when a voting matter comes before the shareholders, a custodian will cast your vote for you. Please refer to the custodian agreement that you sign before your purchase is complete.
  Are there any limitations on any voting or other rights identified above?
  You are giving your voting rights to the custodian, who will vote the shares on behalf of all shareholders who purchased shares on the Netcapital crowdfunding portal.
  How may the terms of the securities being offered be modified?
  We may choose to modify the terms of the securities before the offering is completed. However, if the terms are modified, and we deem it to be a material change, we need to contact you and you will be given the opportunity to reconfirm your investment. Your reconfirmation must be completed within five business days of receipt of the notice of a material change, and if you do not reconfirm, your investment will be canceled and your money will be returned to you.

Restrictions on Transfer of the Securities Offered

The securities being offered may not be transferred by any purchaser of such securities during the one-year period beginning when the securities were issued, unless such securities are transferred:

  to the issuer;
  to an accredited investor;
  as part of an offering registered with the U.S. Securities and Exchange Commission; or
  to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.
  The term “accredited investor” means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.
  The term “member of the family of the purchaser or the equivalent” includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Description of Issuer’s Securities

  What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

  Securities

Class of Security	Amount Authorized	Amount Outstanding	Voting Rights	Other Rights
Common Stock	10,400,000	9,938,076	Yes

  Options, Warrants and Other Rights

Type	Description	Reserved Securities
Warrant	Warrant to purchase 3.5% of the company's common stock	0
  How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

  If the convertible promissory notes are converted upon a) sale of the company or b) consummation of an equity financing event wherein gross proceeds to the Company exceed $1 Million, there will be a dilution event to all common stock holders.

  Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?
  No.
  How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?
  As the holder of a majority of the voting rights in the company, our majority shareholder may make decisions with which you disagree, or that negatively affect the value of your investment in the company, and you will have no recourse to change those decisions. Your interests may conflict with the interests of other investors, and there is no guarantee that the company will develop in a way that is advantageous to you. For example, the majority shareholder may decide to issue additional shares to new investors, sell convertible debt instruments with beneficial conversion features, or make decisions that affect the tax treatment of the company in ways that may be unfavorable to you. Based on the risks described above, you may lose all or part of your investment in the securities that you purchase, and you may never see positive returns.

  The founders may elect to raise additional outside capital, authorize more shares of the company, create a debt offering, or close the business if circumstances arise that would necessitate such a step.

  How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

  We raised our last $100K convertible note at a $2.5M valuation cap. At the time the company was pre-product and had no users or traction.

  We have since launched two major releases of the product, acquired hundreds of users, and successfully completed a paid pilot. Additionally, we have grown the team to include a full-time software engineer and two top-notch advisers. We graduated from Entrepreneurs Roundtable Accelerator, one of the most successful and well-respected startup accelerators in New York City. We recently completed a joint open source project with our strategic partner, Microsoft, and co-authored a forthcoming case study. Caylent will soon add support for Microsoft Azure, joining Amazon Web Services as our second cloud provider.

  Additionally, both founders have over two decades of combined domain expertise in cloud, DevOps, and software development.

  What are the risks to purchasers of the securities relating to minority ownership in the issuer?

  Netcapital investors with a minority ownership in Caylent, Inc. will be subject to the same risks as any investor with a minority stake in the company. Principally, minority investors will not have the voting rights required to influence company direction at their discretion.

  What are the risks to purchasers associated with corporate actions including:
    additional issuances of securities,
    issuer repurchases of securities,
    a sale of the issuer or of assets of the issuer or
    transactions with related parties?

  Corporate actions such as issuance of additional securities or repurchases of securities could influence the share price of securities held by Netcapital investors to decrease or increase respectively. Fluctuations in company valuation could similarly occur and positively or adversely impact Netcapital investors. Similarly, a sale of the issuer or assets of the issuer would signal a distribution of funds in relation to the securities held by the individual and the liquidation preferences of said securities.

  Describe the material terms of any indebtedness of the issuer:
  Creditor(s)
  Asher-La Torre Family Trust
  Amount Outstanding
  $75,000
  Interest Rate
  7.0%
  Maturity Date
  December 31, 2017
  Other Material Terms

  $750K conversion cap, conversion discount N/A

  Creditor(s)
  Asher-La Torre Family Trust
  Amount Outstanding
  $100,000
  Interest Rate
  8.0%
  Maturity Date
  March 22, 2019
  Other Material Terms

  $2.5M conversion cap, 20% conversion discount

  What other exempt offerings has Caylent, Inc. conducted within the past three years?
  Date of Offering
  06/2016
  Exemption
  Section 4(a)(2)
  Securities Offered
  Common Stock
  Amount Sold
  $40,000
  Use of Proceeds
  Operating capital
  Date of Offering
  03/2016
  Exemption
  Reg. D, Rule 506b (Title II of JOBS Act)
  Securities Offered
  Debt
  Amount Sold
  $100,000
  Use of Proceeds
  Operating capital, R&D
  Date of Offering
  10/2015
  Exemption
  Reg. D, Rule 506b (Title II of JOBS Act)
  Securities Offered
  Debt
  Amount Sold
  $75,000
  Use of Proceeds
  Operating capital, R&D
  Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer’s last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:
    any director or officer of the issuer;
    any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power;
    if the issuer was incorporated or organized within the past three years, any promoter of the issuer; or
    any immediate family member of any of the foregoing persons.
  No.

Financial Condition of the Issuer

  Does the issuer have an operating history?
  Yes.
  Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

  Caylent was incorporated in August 2015 and began initial operations focusing on R&D in October 2015. Early operations were funded with a convertible note agreement with an initial raise of approximately $75,000 in 2015. Caylent raised an additional $100,000 convertible note in March 2016 and $40,000 of equity financing from Entrepreneurs Roundtable Accelerator in June 2016. Our CEO also invested an additional $50,000 beginning in late 2016 and early 2017.

  Currently, Caylent has no revenue. Historically, Caylent operates at a cash burn of $10-$15K per month, which is expended on our internally developed software. Given this burn rate, we have 6 months of liquidity in cash, cash equivalents, and credit.

  Caylent will need to raise money in the next few months in order to continue to operate. The proceeds from the Netcapital offering, if our target goal of $100K is reached, will extend our runway an additional 6-10 months.

  Management believes that if we can successfully convert existing users and prospective customers to paid monthly users, we can end FY 2017 at our target of $10K MRR. This will put us in a break-even or small net loss position, making the business self-sustainable, and allow us to raise additional capital.

  Our blended historical customer acquisition cost (CAC) has been approximately $26.50, which is very low. We can only estimate customer lifetime value (LTV), but comparable industry targets are in the thousands of dollars.

  During FY 2015, the company expended cash of approximately $43,210 of which $25,470 was for contract labor. This was the result of startup costs, software development, and R&D.

  FY 2016 was our first full year of operation. We increased our contract labor expense to $121,668 as a result of hiring our first FTE software developer. We spent $25,849 on rent and office space, and $15,594 on travel expenses in conjunction with our software development effort.

  During FY 2016 we raised $140,000. For FY 2017 year-to-date we have raised $50,000 and we expect to raise an additional $100,000 more in order to stay operational and meet our obligations.

Financial Information

  Include the financial information specified by regulation, covering the two most recently completed fiscal years or the period(s) since inception if shorter.

  Taxes

Total Income	Taxable Income	Taxes Paid
$-183,583	$0	$800
  See attachments:
  Income Statement
  IncomeStatement.pdf
  Balance Sheet
  BalanceSheet.pdf
  Cash Flow Statement
  CashFlowStatement.pdf
  Change in Equity Statement
  ChangeinEquityStatement.pdf
  CPA Review Report
  CPAReviewReport.pdf
  Principal Executive Certification
  PrincipalExecutiveCertificat.pdf
  With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated in the same form as described in Question 6 of this Question and Answer format, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:
    Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:
      in connection with the purchase or sale of any security?
      involving the making of any false filing with the Commission?
      arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities?
    Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:
      in connection with the purchase or sale of any security?;
      involving the making of any false filing with the Commission?
      arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities?
    Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:
      at the time of the filing of this offering statement bars the person from:
        association with an entity regulated by such commission, authority, agency or officer?
        engaging in the business of securities, insurance or banking?
        engaging in savings association or credit union activities?
      constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement?
    Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:
      suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal?
      places limitations on the activities, functions or operations of such person?
      bars such person from being associated with any entity or from participating in the offering of any penny stock?

    If Yes to any of the above, explain:

    Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:
      any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder?
      Section 5 of the Securities Act?
    Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?
    Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?
    Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?
  Caylent, Inc. answers 'NO' to all of the above questions.

Other Material Information

  In addition to the information expressly required to be included in this Form, include: any other material information presented to investors; and such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

  The following documents are being submitted as part of this offering:

  Governance

  Certificate of Incorporation
  CertificateofIncorporation.pdf
  Corporate Bylaws
  CorporateBylaws.pdf
  Opportunity

  Offering Page
  OfferingPage.png
  Pitch Deck
  PitchDeck.pdf

Ongoing Reporting

  The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its web site, no later than 120 days after the end of each fiscal year covered by the report:

  Once posted, the annual report may be found on the issuer’s web site at: https://caylent.com

  The issuer must continue to comply with the ongoing reporting requirements until:

    the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
    the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
    the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
    the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or
    the issuer liquidates or dissolves its business in accordance with state law.